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                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the registration statement (No. 333-38765) on Form S-3, the registration statement (No. 333-38759) on Form S-4 and the registration statement (No. 333-71063) on Form S-8 of Armor Holdings, Inc. of our report dated February 8, 1999, on our audit of Defense Systems Colombia S.A. as of December 31, 1998, and for the year then ended, which appears on page F-3 of Armor Holdings, Inc.'s annual report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts".



                                                      Deloitte & Touche

Santa fe de Bogota, Colombia
March 25, 1999